Exhibit 99.3
On September 4, 2023, Viper Energy Partners LP (“Viper”) and its operating subsidiary Viper Energy Partners LLC (“Viper OpCo”), as buyer parties, entered into a definitive purchase and sale agreement (the “Purchase Agreement”) with Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP and Saxum Asset Holdings, LP (collectively, “Sellers,” and affiliates of Warwick Capital Partners and GRP Energy Capital), providing for an acquisition by Viper OpCo of all of Sellers’ right, title and interest in and to certain mineral interests, overriding royalty interests, royalty interests and non-participating royalty interests in oil, gas, and other hydrocarbons (the “Pending Acquisition”).

The following unaudited pro forma condensed combined statements of revenues and direct operating expenses (the “pro forma financial statements”) have been prepared from the respective historical consolidated financial statements of Viper and the Sellers’ statements of revenues and direct operating expenses for the six months ended June 30, 2023 and for the year ended December 31, 2022.

The following unaudited pro forma financial statements should be read in conjunction with (i) the historical unaudited condensed consolidated financial statements for the three and six months ended June 30, 2023 included in Viper’s Quarterly Report on Form 10-Q, (ii) the historical audited consolidated financial statements for the year ended December 31, 2022 included in Viper’s Annual Report on Form 10-K, and (iii) the statements of revenues and direct operating expenses of the Sellers for the years ended December 31, 2022 and 2021 (audited) and for the six months ended June 30, 2023 and 2022 (unaudited) included as Exhibits 99.1 and 99.2, respectively in this Current Report on Form 8-K.

Pro Forma Condensed Combined Statements of Revenue and Direct Operating Expenses (unaudited)

	Six Months Ended June 30, 2023
	Viper Historical	Sellers Historical	Pro Forma Combined
	(in thousands)
Revenues	$329,745	$65,070	$394,815
Direct operating expenses	25,508	3,633	29,141
Excess of revenues over direct operating expenses	$304,237	$61,437	$365,674

	Year Ended December 31, 2022
	Viper Historical	Sellers Historical	Pro Forma Combined
	(in thousands)
Revenues	$866,467	$160,546	$1,027,013
Direct operating expenses	56,372	10,060	66,432
Excess of revenues over direct operating expenses	$810,095	$150,486	$960,581

Pro Forma Oil and Gas Information (Unaudited)

Oil and Natural Gas Reserves

The following tables present the pro forma combined (i) net proved developed, proved undeveloped and total proved reserves, and (ii) standardized measure as of December 31, 2022. The amounts included in the tables represent the respective estimates made as of December 31, 2022 by Viper and the Sellers while they were separate entities and have not been updated for changes in development plans, income tax estimates, or other factors which may result from the Pending Acquisition. This pro forma reserve information has been prepared for illustrative purposes only and is not intended to be a projection of future results. Future results may vary significantly from the results presented below.

Net Proved Reserves

The historical information regarding net proved oil and natural gas reserves attributable to Viper’s interests in proved properties as of December 31, 2022 is based on reserve estimates prepared by Viper’s internal reservoir engineers and audited by Ryder Scott, LLP, an independent petroleum engineering firm.

The historical information regarding net proved oil and natural gas reserves attributable to the Sellers’ interests in reserves subject to the Pending Acquisition is based on reserves estimates prepared by DeGolyer and MacNaughton Corp, an independent petroleum engineering firm, as of April 1, 2023. Viper believes that the April 1, 2023 estimates provide more conservative estimates of reserves attributable to the mineral and royalty interests subject to the Pending Acquisition due to the lower SEC reference pricing for oil and natural gas used therein, as compared to those that would have been used if these estimates were prepared as of December 31, 2022. For purposes of estimating our pro forma reserves and PV-10 value as of December 31, 2022, however, we have assumed that the estimates of reserves attributable to the mineral and royalty interests subject to the Pending Acquisition would have been the same as of December 31, 2022 as they were as of April 1, 2023.

	December 31, 2022
	Viper Historical	Sellers Historical	Pro Forma Combined
Estimated proved developed reserves:
Oil (MBbls)	54,817	8,376	63,193
Natural gas (MMcf)	161,119	39,875	200,994
Natural gas liquids (MBbls)	25,621	5,763	31,384
Total (MBOE)	107,291	20,785	128,076
Estimated proved undeveloped reserves:
Oil (MBbls)	24,187	3,947	28,134
Natural gas (MMcf)	48,845	16,379	65,224
Natural gas liquids (MBbls)	9,281	2,640	11,921
Total (MBOE)	41,609	9,317	50,926
Estimated net proved reserves:
Oil (MBbls)	79,004	12,323	91,327
Natural gas (MMcf)	209,964	56,254	266,218
Natural gas liquids (MBbls)	34,902	8,403	43,305
Total (MBOE)(1)	148,900	30,102	179,002
(1)Estimates of reserves as of December 31, 2022 were prepared using the unweighted arithmetic average of hydrocarbon prices received on a field-by-field basis on the first day of each month within the 12-month period ended December 31, 2022, in accordance with SEC guidelines, except that Sellers’ historical reserve estimates were prepared using the unweighted arithmetic average of hydrocarbon prices received on a field-by-field basis on the first day of each month within the 12-month period ended April 1, 2023. Viper believes that the April 1, 2023 report provides more conservative estimates of Sellers’ reserves due to the lower SEC reference pricing for oil and natural gas used in that report, as compared to those that would have been used if the report was prepared as of December 31, 2022. Reserve estimates do not include any value for probable or possible reserves that may exist, nor do they include any value for undeveloped acreage. The reserve estimates represent our net revenue interest in our properties. Although we believe these estimates are reasonable, actual future production, cash flows, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves may vary substantially from these estimates. MBOE equivalents are calculated using a conversion rate of six MMcf per one MBbl for natural gas.

Standardized Measure

The following table presents the pro forma combined standardized measure of discounted future net cash flows attributable to Viper’s and the Sellers’ proved oil and natural gas reserves as of December 31, 2022. The pro forma combined standardized measure shown below represents estimates only and has not been adjusted for projected combined income tax rates and does not reflect the market value of the reserves attributable to the acquired mineral and royalty interests.

	December 31, 2022
	Viper Historical	Sellers Historical	Pro Forma Combined
	(In thousands)
Future cash inflows	$10,072,969	$1,632,533	$11,705,502
Future production taxes	(729,256)	(91,671)	(820,927)
Future income tax expense	(1,465,160)	—	(1,465,160)
Future net cash flows	7,878,553	1,540,862	9,419,415
10% discount to reflect timing of cash flows	(4,424,457)	(732,721)	(5,157,178)
Standardized measure of discounted future net cash flows	$3,454,096	$808,141	$4,262,237

Non-GAAP Financial Measures

PV-10 is the estimate of the present value of the future net revenues from proved oil and natural gas reserves after deducting estimated production and ad valorem taxes, future capital costs and operating expenses, but before deducting any estimates of future income taxes. The estimated future net revenues are discounted at an annual rate of 10% to determine their “present value.” Viper believes PV-10 to be an important measure for evaluating the relative significance of its oil and natural gas properties and that the presentation of the non-GAAP financial measure of PV-10 provides useful information to investors because it is widely used by professional analysts and investors in evaluating oil and natural gas companies. Because there are many unique factors that can impact an individual company when estimating the amount of future income taxes to be paid, Viper believes the use of a pre-tax measure is valuable for evaluating the combined value of total proved reserves. Further, Viper believes that PV-10 is a financial measure routinely used and calculated similarly by other companies in the oil and natural gas industry. PV-10 may not be comparable to other financial measures that Viper uses for other purposes.

The following table reconciles the standardized measure of discounted future net cash flows, a GAAP financial measure to PV-10, a non-GAAP financial measure for Viper and the Sellers on a historical basis and on a pro forma combined basis, without further adjustment. PV-10 should not be considered as an alternative to the standardized measure as computed under GAAP.

	December 31, 2022
	Viper Historical	Sellers Historical	Pro Forma Combined
	(in thousands)
Standardized measure of discounted future net cash flows after taxes	$3,454,096	$808,141	$4,262,237
Add: Present value of future income tax discounted at 10%	647,757	—	647,757
PV-10	$4,101,853	$808,141	$4,909,994

The pro forma information presented above is based solely on Viper’s internal evaluation and interpretation of reserves, production and other information provided to Viper by its counterparties in the course of Viper’s due diligence with respect to the Pending Acquisition and has not been independently verified or estimated. These forecasted amounts are based on various assumptions, including, among others, the level of Diamondback’s (and Viper’s other operators’) capital spending, commodity prices, rig availability, services availability, proppant availability, takeaway capacity as well as other factors. To the extent any of these factors change adversely, these estimates may not be achieved. Viper’s factual operating results and financial condition may differ materially from these estimates.
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